Exhibit 10.1
June 10, 2021

VIA HAND DELIVERY

Frank J. Patterson
[Address]
[City, State, Zip]

Dear Frank:

Your employment with Chesapeake Energy Corporation and any applicable subsidiaries or affiliates (the “Company”) will terminate effective June 11, 2021 (the “Termination Date”).

This letter, along with the attached General Release, will reflect your Severance Agreement with the Company, provided you sign and return copies of both these documents no later than twenty-one (21) days from the date you receive them, but you may not execute the General Release prior to June 11, 2021.

Regardless of whether you accept this Severance Agreement, if you have any Company property in your possession, you must return it without delay. In addition to any electronic devices and other physical property of the Company, you must also return all originals and any copies of company records. This includes any disks, files, notebooks, etc. you have personally generated or maintained with respect to the Company’s business, as well as any Company records in your possession.

1.    Severance. Pursuant to Section 6.1.1(c) of your Employment Agreement effective January 1, 2019 (the “Employment Agreement”), you are entitled to the following severance payments: (a) a payment of one (1) times the sum of your Base Salary and Annual Bonus (as defined in your Employment Agreement) in a lump sum payment; (b) a lump sum payment of any paid time off accrued and unused through June 11, 2021; and (c) a lump sum payment equal to twelve (12) months of your monthly COBRA premiums. You acknowledge and agree that: (a) your current base salary is $683,100; (b) the bonus payments you received during the immediately preceding three (3) calendar years for purposes of calculating your Annual Bonus were $1,108,821 in 2018, $811,181 in 2019 and $725,873 in 2020, and the average of such amounts is $881,958; (c) one (1) times the sum of $683,100 and $881,958 is $1,565,058; (d) your accrued and unused paid time off is valued at $81,853.77; (e) your monthly COBRA premium is $927.78, and the total premiums for twelve (12) months is $11,133.36; (f) the 10-day notice period set forth in Section 6.1.1(a) of your Employment Agreement is hereby waived in exchange for an additional payment in the amount of $26,273.08; and (f) you are not entitled to receive any other severance benefits from the Company or any of its affiliates pursuant to your Employment Agreement or any other plan, program or arrangement. Your total severance payment of $1,684,318.21 will be paid to you within thirty (30) days following the Termination Date, subject to your execution of this Severance Agreement and the General Release as provided herein.

2.    Separation from Employment; Deemed Resignations. Your employment with the Company shall end on the Termination Date and, as of the Termination Date, you shall no longer have an employment relationship with the Company or any its affiliates. You acknowledge and agree that, as of the Termination Date, you will be deemed to have automatically resigned, to the extent applicable: (a) as an officer of the Company and each affiliate of the Company for which you served as an officer; (b) from the board of directors or board of managers (or similar governing body) of the Company and each affiliate of the Company for which you served as a director or manager; and (c) from the board of directors or board of managers (or similar governing body) of any corporation, limited liability entity, unlimited liability entity or other entity in which the Company or any other affiliate of the Company holds an equity interest and with respect to which board of directors or board of managers (or similar governing body) you served as the Company’s or such other affiliate’s member’s designee or other representative.

3.    General Release. As indicated above, you will return an executed copy of this Severance Agreement and the attached General Release within twenty-one (21) days of your receipt of these documents, but you may not execute the General Release prior to June 11, 2021. By signing this Severance Agreement, you are agreeing that once seven (7) days have passed from the date you sign the General Release, you will not attempt to revoke or rescind the General Release at any time in the future. In addition, you are representing that you fully understand the terms of this Severance Agreement and the General Release and will have had an opportunity to seek legal advice regarding this Severance Agreement and the General Release, if you desire to do so, before signing these documents. You are also representing to the Company that you have not commenced or filed, and do not intend to commence or file, any action, administrative charge or complaint against the Company or any of its subsidiaries or affiliates in regard to your employment. You are further representing that you have not otherwise acted in any way that would be or have been prohibited by your Employment Agreement or this Severance Agreement once it becomes effective.

4.    Employment Agreement. You and the Company agree and acknowledge that Sections 7, 8, 9, 10, 11, 12, and 13 of your Employment Agreement remain in full force and effect as if fully set forth in this Severance Agreement. Except as set forth in this Severance Agreement, you acknowledge that the other terms and provisions (other than your right to receive the payments and benefits set forth in Section 1 of this Severance Agreement and provisions in the Employment Agreement relating to your right to reimbursements for any expenses incurred prior to the Termination Date) are of no further force and effect.

5.    Requests to Provide Information and Future Activities. At any time in the future, if you receive any subpoena or court order to testify or provide information regarding the Company or your past employment with the Company, you will promptly notify the Company’s General Counsel, Ben Russ, or his successor, in writing or by email within five (5) days of receipt or within twenty four (24) hours if the subpoena or court order requires compliance sooner than five (5) days. Further, you will not act as a paid expert witness or paid consultant, or in any similar paid capacity in any litigation, arbitrations, administrative proceedings, governmental inquiries, external investigations or hearings (each a “Prohibited Activity”) involving the Company; provided, however, that this sentence shall not restrict any services you perform in connection with your ordinary employment or engagement with any entity or organization that may be involved in any Prohibited Activity, as long as you are not engaged solely or primarily as an expert witness or consultant with respect such Prohibited Activities or in any similar paid capacity.

6.    Confidentiality of Information. You agree that, except with the prior written consent of the Company, you will not, at any time after the date of this Agreement, make any independent use of or disclose to any other person or organization, including any governmental agency, any of the Company’s or any of its affiliates’ confidential, proprietary information or trade secrets. This shall apply to any information which is of a special and unique value and includes, without limitation, both written and unwritten information relating to operations and marketing; business planning and strategies; finance; accounting; costs of providing service; operating and maintenance costs; and pricing matters. This obligation regarding the Company’s and its affiliates’ confidential, proprietary information or trade secrets is in addition to, but does not replace, any prior agreement between you and the Company or any of its affiliates regarding confidentiality. For this purpose, information will not be considered confidential information, proprietary information or trade secrets if it has been published in a form generally available to the public or is publicly available or has become public knowledge prior to the date you propose to disclose or use such information, provided, that such publishing or public availability or knowledge of such information shall not have resulted from your directly or indirectly breaching your obligations under this paragraph or any of your other confidentiality obligations to the Company or any of its affiliates. For purposes of the previous sentence, information will not be deemed to have been published or otherwise disclosed merely because individual portions of the information have been separately published, but only if material features comprising such information have been published or become publicly available. Notwithstanding the foregoing, you may respond to a lawful and valid subpoena or other legal process but shall give the Company the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought and shall assist such counsel at Company’s expense in resisting or otherwise responding to such process, in each case, to the extent permitted by applicable laws or rules. Nothing in this paragraph shall prohibit you from: (a) disclosing information and documents when required by law, subpoena or court order (subject to the requirements above); (b) disclosing information and documents to your attorney, financial or tax adviser for the purpose of securing legal, financial or tax advice; or (c) disclosing your post-employment restrictions in confidence to any potential new employer.

7.    Trade Secrets and Whistleblower Protection. 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that—(i) is made—(a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Severance Agreement or your Employment Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, you have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. You also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

Notwithstanding anything to the contrary contained herein, no provision of this Severance Agreement or your Employment Agreement will be interpreted so as to impede you (or any other individual) from: (a) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Severance Agreement or your Employment Agreement, or as required by law or legal process, including with respect to possible violations of law; (b) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency, legislative body or any self-regulatory organization, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General; (c) accepting any U.S. Securities and Exchange Commission Awards; or (d) making other disclosures under the whistleblower provisions of federal law or regulation. In addition, nothing in this Severance Agreement, your Employment Agreement or any other agreement or Company policy prohibits or restricts you from initiating communications with, or responding to any inquiry from, any administrative, governmental, regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. You do not need the prior authorization of the Company to make any such reports or disclosures and you will not be required to notify the Company that such reports or disclosures have been made.

8.    Conditions of Receipt of Payments and Benefits; Forfeiture. The Company’s obligation to make any payments or to provide any benefits under this Severance Agreement is contingent on your not revoking your signature on this Severance Agreement and the General Release. Also, your retention of the payments and other benefits provided in this Severance Agreement are contingent on your continued compliance with your commitments in this Severance Agreement and the applicable portions of your Employment Agreement. Material breach of these obligations will entitle the Company to cease all payments to be made or benefits provided under this Severance Agreement and shall entitle the Company to immediate reimbursement from you of any payments you have previously received and/or the value of any benefits provided under this Severance Agreement.

9.    Severability. You and the Company agree that if any portion of this Severance Agreement or the General Release or the application of their terms to any person or circumstance or claim is determined, to any extent, to be invalid or unenforceable, the remainder of this Severance Agreement and the General Release, or the application of such terms to any other persons, circumstances or claims shall not be affected and that this Severance Agreement and General Release shall continue to be valid and enforceable to the fullest extent permitted by law.

By signing and returning this Severance Agreement, you will be agreeing to all the terms and conditions stated above and agreeing that this document, together with the General Release, constitutes the entire agreement between you and the Company except for the terms and provisions of your Employment Agreement that remain in full force and effect.

Signature Page Follows

AGREED TO ON BEHALF OF CHESAPEAKE ENERGY CORPORATION:

/s/ Michael A. Wichterich
Michael A. Wichterich Interim CEO

AGREED TO BY THE EMPLOYEE:

/s/ Frank J. Patterson
Frank J. Patterson

June 11, 2021
Date
[Signature Page to Severance Agreement]

NOTICE

Various laws, including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Pregnancy Discrimination Act of 1978, the Equal Pay Act, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Rehabilitation Act of 1973, the Americans With Disabilities Act, the Employee Retirement Income Security Act and the Uniformed Services Employment and Reemployment Rights Act (all as amended from time to time), prohibit employment discrimination based on sex, race, color, national origin, religion, age, disability, eligibility for covered employee benefits and veteran status. You may also have rights under laws such as the Older Workers Benefit Protection Act of 1990, the Worker Adjustment and Retraining Notification Act of 1988, the Fair Labor Standards Act, the Family and Medical Leave Act, the Occupational Health and Safety Act and other federal, state and/or municipal statutes, orders or regulations pertaining to labor, employment and/or employee benefits. These laws are enforced through federal departments and agencies such as the United States Department of Labor, the Equal Employment Opportunity Commission and various state and municipal labor departments, fair employment boards, human rights commissions and similar agencies.

This General Release is being provided to you in connection with the proposed Severance Agreement outlined in a letter dated June 10, 2021. The federal Older Workers Benefit Protection Act requires that you have at least twenty-one (21) days, if you want it, to consider whether you wish to sign a release such as this one in connection with a special, individualized Severance Agreement. You may sign the Severance Agreement and General Release anytime prior to the end of that twenty-one (21) day period, but you may not sign the General Release prior to June 10, 2021.

BEFORE EXECUTING EITHER THE PROPOSED SEVERANCE AGREEMENT OR THIS GENERAL RELEASE YOU SHOULD REVIEW THESE DOCUMENTS CAREFULLY AND CONSULT WITH YOUR ATTORNEY.

You may revoke this General Release within seven (7) days after you sign it and it shall not become effective or enforceable until that revocation period has expired. If you do not sign and return the proposed Severance agreement and this General Release within twenty-one (21) days, or if you exercise your right to revoke the General Release after signing it, you will not be eligible for any payments or benefits described in the Severance Agreement. Any revocation must be in writing and must be sent or delivered to Ben Russ by facsimile to (405) 849-1000 or by regular mail to Mr. Russ at Chesapeake Energy Corporation, P.O. Box 18128, Oklahoma City, Oklahoma 73154 or by express mail or private overnight delivery service to Mr. Russ at Chesapeake Energy Corporation, 6100 N. Western Avenue, Oklahoma City, Oklahoma 73118. To be effective, any revocation must be received by Mr. Russ no later than 5:00 p.m. Central Standard or Daylight Savings Time seven (7) days following your execution of this General Release (or if that day falls on a Saturday, Sunday or legal holiday, the next regular business day thereafter).

GENERAL RELEASE

In consideration of the Severance Agreement proposed to me by Chesapeake Energy Corporation as reflected in a letter dated June 10, 2021 (the “Severance Agreement”) and the payments and benefits I will receive under the Severance Agreement, I hereby release and discharge Chesapeake Energy Corporation and its predecessors, successors, affiliates, subsidiaries and partners and each of those entities’ employees, officers, directors and agents (hereafter collectively referred to as the “Company”) from all claims, liabilities, demands, and causes of action, known or unknown, fixed or contingent, which I may have or claim to have against the Company either as a result of my past employment with the Company and/or the severance of that relationship and/or otherwise, and I hereby waive any and all rights I may have with respect to any such claims.

This General Release includes, but is not limited to, claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Pregnancy Discrimination Act of 1978, the Equal Pay Act, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Rehabilitation Act of 1973, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974 and the Uniformed Services Employment and Reemployment Rights Act (all as amended from time to time). This General Release also includes, but is not limited to, any rights I may have under the Older Workers Benefit Protection Act of 1990, the Worker Adjustment and Retraining Notification Act of 1988, the Fair Labor Standards Act, the Family and Medical Leave Act, the Occupational Health and Safety Act and any other federal, state and/or municipal statutes, orders or regulations pertaining to labor, employment and/or employee benefits. This General Release also applies to any claims or rights I may have based on any legal or equitable restrictions on the Company’s rights not to continue an employment relationship with its employees, including any express or implied employment contracts, and to any claims I may have against the Company for fraudulent inducement or misrepresentation, defamation, wrongful termination or other retaliation claims in connection with workers’ compensation or alleged “whistleblower” status or on any other basis whatsoever.

It is specifically agreed, however, that this General Release does not have any effect on any rights or claims I may have against the Company which arise after the date I execute this General Release. This General Release also does not have any effect on any claims that cannot be released as a matter of law, any vested rights I may have under any of the Company’s benefit plans or arrangements or equity or equity-based awards as of or after my last day of employment with the Company, any rights or claims I may have to indemnification under the Company’s bylaws, Directors’ and Officers’ insurance policy, any contract or any applicable State laws pertaining to indemnification of employees or officers following termination of employment. Finally, this General Release does not have any effect on any of the Company’s obligations under the Severance Agreement or any provisions of my Employment Agreement (as defined in the Severance Agreement) that, pursuant to the express terms of the Severance Agreement, are intended to survive the execution of the Severance Agreement.

I have carefully reviewed and fully understand all the provisions of this General Release (including the foregoing NOTICE) and the Severance Agreement. I have not relied on any representation or statement, oral or written, by the Company or any of its representatives, which is not set forth in those documents.

Except for the terms and provisions of my Employment Agreement effective January 1, 2019, that remain in full force and effect to the extent set forth in the Severance Agreement, the Severance Agreement and this General Release set forth the entire agreement between me and the Company with respect to this subject and supersede all prior agreements. I understand that my receipt and retention of the special payments and benefits covered by the Severance Agreement are contingent not only on my execution of this General Release, but also on my continued compliance with my other obligations under the Severance Agreement and, to the extent still in effect, my Employment Agreement effective January 1, 2019, and that the violation of any of these obligations will result in my loss of right to or forfeiture of the payments and benefits I may receive under the Severance Agreement without affecting the validity and enforceability of this General Release.

I acknowledge that the Company has given me twenty-one (21) days to consider the Severance Agreement and this General Release and advised me to seek independent legal advice as to these matters, if I chose to do so. I hereby represent and state that I have taken such actions and obtained such information and independent legal or other advice, if any, that I believed were necessary for me to fully understand the effects and consequences of the Severance Agreement and this General Release prior to signing those documents. I understand that I may revoke this General Release within seven (7) days after I have signed it, and that this General Release shall not become effective or enforceable until seven (7) days have passed from the date the General Release is signed. I represent and state that I fully understand how any such revocation is to be made and the consequences of any such revocation.

Dated this 11th day of June, 2021.

/s/ Frank J. Patterson
Frank J. Patterson